Letter of Deloitte & Co. S.A. dated April 19, 2017 regarding change in the Bank’s independent registered public accounting firm	Exhibit 15.1

April 19, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs,

We have read Item 16F of BBVA Banco Francés S.A.´s Form 20-F for the year ended December 31, 2016, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & Co. S.A.
DELOITTE & Co. S.A.